                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                               Yellow Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                           [YELLOW CORPORATION LOGO]

                               YELLOW CORPORATION
                                10990 Roe Avenue
                          Overland Park, Kansas 66211

                         ------------------------------

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 18, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Yellow Corporation (the "Company") will be held at the Company's General Office, 10990 Roe Avenue, Overland Park, Kansas, on Thursday, April 18, 2002 at 9:30 a.m., Central Daylight Time, to consider the following matters:

       I.  The election of eight directors;
      II. The approval of the adoption of the 2002 Stock Option and Share Award Plan;
     III.  The approval of the Company's Annual Cash Incentive
           Compensation, or Bonus, Program;
      IV.  The approval of the Executive Performance Plan;
       V. The approval of the appointment of Arthur Andersen LLP as independent public accountants of the Company for 2002; and
      VI. The transaction of such other business as may properly come before such meeting or any adjournment thereof.

     Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

     The close of business on February 18, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Return it as promptly as possible in the enclosed envelope. No postage is required if mailed in the United States.

     If you attend the meeting in person, you may revoke your proxy and cast your vote in person. If you receive more than one proxy because your shares are held in various names or accounts, each proxy should be completed and returned.

                                          By Order of the Board of Directors:

                                          /s/ WILLIAM F. MARTIN, JR.
Overland Park, Kansas
March 1, 2002                             WILLIAM F. MARTIN, JR., Secretary

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                               YELLOW CORPORATION
                                10990 Roe Avenue
                          Overland Park, Kansas 66211

                                  INTRODUCTION

     This statement is furnished in connection with the solicitation by the Board of Directors of Yellow Corporation (the "Company"), a Delaware corporation, of proxies for use at the 2002 Annual Meeting of Stockholders of the Company, to be held at the Company's General Office, 10990 Roe Avenue, Overland Park, Kansas (the Company's telephone is 913/696-6100; mailing address 10990 Roe Avenue, Overland Park, Kansas 66211), at 9:30 a.m., Central Daylight Time, on April 18, 2002, and at any and all adjournments thereof. The Company's Annual Report (including audited financial statements) for the year ended December 31, 2001 accompanies this Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, which will be mailed to stockholders on or about March 4, 2002. The Annual Report is not part of this proxy soliciting material except to the extent specifically incorporated herein by reference. A copy of the Company's annual report to the Securities and Exchange Commission on Form 10-K and the quarterly reports on Form 10-Q may be obtained without charge by writing the Treasurer of the Company at the above mailing address.

         MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING OF THE COMPANY

     At the Annual Meeting, the Company's stockholders will consider and vote upon (1) the election of eight directors; (2) the approval of the adoption of the 2002 Stock Option and Share Award Plan; (3) the approval of the Company's Annual Incentive Compensation, or Bonus, Program; (4) the approval of the Executive Performance Plan; and (5) the approval of the appointment of Arthur Andersen LLP as independent public accountants of the Company for 2002.

                               VOTING AND PROXIES

RECORD DATE; VOTING RIGHTS

     Stockholders of record as of the close of business on February 18, 2002 will be entitled to notice of and to vote at the Annual Meeting of Stockholders of the Company or any adjournment thereof. On such date the Company had outstanding 24,936,787 shares of common stock, par value $1,00 per share ("Common Stock"), which constitute the Company's only outstanding voting securities. Each share of Common Stock has one vote. Unless marked to the contrary, proxies received will be voted (1) for the election to the Board of all nominees to the Board of Directors; (2) for the approval of the adoption of the 2002 Stock Option and Share Award Plan; (3) for the approval of the Annual Cash Incentive Compensation, or Bonus Program; (4) for the approval of the Executive Performance Plan; (5) for the approval of the appointment of Arthur Andersen LLP as independent public accountants of the Company for 2002; and (6) in the discretion of the Proxy Committee on such other business as may properly come before the meeting.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the meeting by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and voting. Attendance at the meeting does not by itself constitute revocation of the proxy. Approval of the adoption of the 2002 Stock Option and Share Award Plan; the Annual Cash Incentive Compensation, or Bonus Program; and the Executive Performance Plan requires the affirmative vote of a majority of the outstanding shares as of the record date. The election of directors shall be determined by a plurality of the votes cast. Determination of the appointment of Arthur Andersen LLP as independent public accountants shall be by a majority of the votes cast.

     Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast.

SOLICITATION OF PROXIES

     The cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, telephone, telegram or otherwise. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of common stock held of record by such persons. The Company will reimburse such respective brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

                    SUBMISSION OF PROPOSALS BY STOCKHOLDERS

     Stockholders' proposals intended to be presented at the 2003 Annual Meeting must be received by November 8, 2002 to be eligible for inclusion in the proxy materials. Stockholder proposals received after January 17, 2003 shall be considered untimely and the Company shall be free to use its discretionary authority to preclude any stockholder proposal received after that date from presentment at the 2003 Annual Meeting.

                        SECURITY OWNERSHIP OF DIRECTORS
                             AND EXECUTIVE OFFICERS

                                                         AMOUNT AND NATURE
                                                           OF BENEFICIAL      PERCENT OF
                         NAME                              OWNERSHIP(1)        CLASS(2)
                         ----                            -----------------    ----------
Cassandra C. Carr......................................         15,766(3)           *
Howard M. Dean.........................................         14,099(4)           *
Dennis E. Foster.......................................          4,676(5)           *
Richard C. Green, Jr...................................          1,289              *
John C. McKelvey.......................................         12,725(6)           *
William L. Trubeck.....................................         15,729(7)           *
Carl W. Vogt...........................................         16,022(8)           *
William D. Zollars.....................................        196,000(9)           *
William F. Martin, Jr..................................       26,678.6(10)          *
Stephen L. Bruffett....................................          1,125(11)          *
Donald G. Barger, Jr...................................          8,750(12)          *
Gregory A. Reid........................................         15,000(13)          *
All Directors and Executive Officers as a Group (12
  persons).............................................      327,859.6(14)        1.3

     (1) Direct ownership unless indicated otherwise.

     (2) * indicates less than 1% ownership.

     (3) Includes 10,000 shares subject to option. Also includes 5,179 shares upon which Mrs. Carr has deferred receipt until her departure from the Board.

     (4) Includes 8,000 shares subject to option.

     (5) Includes 2,000 shares subject to option.

     (6) Includes 8,000 shares subject to option and 100 shares upon which Mr. McKelvey disclaims beneficial ownership.

     (7) Includes 10,000 shares subject to option.

     (8) Includes 10,000 shares subject to option.

     (9) Includes 196,000 shares subject to option.

     (10) Includes 25,000 shares subject to option and 1,278.6 shares credited to Mr. Martin's account in the Stock Sharing Plan.

     (11) Includes 1,125 shares subject to option.

     (12) Includes 6,250 shares subject to option .

     (13) Includes 15,000 shares subject to option.

     (14) Includes 291,375 shares subject to option and 1278.6 shares credited to Executive Officers' accounts in the Stock Sharing Plan.

     Share ownership of Directors and Executive Officers is as of January 31, 2002, and includes (i) shares in which they may be deemed to have a beneficial interest, (ii) shares credited to individual accounts in the Stock Sharing Plan, a qualified savings and defined contribution plan; (iii) shares subject to options that are exercisable on or prior to March 31, 2002, pursuant to the 1992, 1996, 1997 and 1999 Stock Option Plans; and (iv) in the case of outside Directors, options that are exercisable on or prior to March 31, 2002, pursuant to the Directors' Stock Compensation Plan.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AS OF JANUARY 31, 2002

     As of January 31, 2002, the persons known to the Company to be beneficial owners of more than five percent of the Company's outstanding shares of Common Stock, the number of shares beneficially owned by them, and the percent of such shares so owned were:

                                                               AMOUNT AND NATURE
                     NAME AND ADDRESS                            OF BENEFICIAL        PERCENT
                   OF BENEFICIAL OWNER                             OWNERSHIP          OF CLASS
                   -------------------                         -----------------      --------
Dimensional Fund Advisors, Inc............................         1,824,100(1)         7.3
  1299 Ocean Avenue
  Santa Monica, CA 90401
Barclays Global Fund Advisors.............................         1,602,861(2)         6.4
  45 Fremont St.
  San Francisco, CA 94105

     (1) According to information provided to the Company, Dimensional Fund Advisors, Inc. had the following voting and dispositive powers with respect to such shares: (a) sole voting power, 1,824,100 shares; (b) shared voting power, 0 shares; (c) sole dispositive power, 1,824,100 shares; and (d) shared dispositive power, 0 shares.

     (2) According to information provided to the Company, Barclays Global Fund Advisors had the following voting and dispositive powers with respect to such shares: (a) sole voting power, 1,534,171 shares; (b) shared voting power, 0 shares; (c) sale dispositive power, 1,602,861 and (d) shared dispositive power, 0 shares.

                            I. ELECTION OF DIRECTORS

     At the meeting, eight directors are to be elected to hold office until the 2003 Annual Meeting and until their successors are elected and have qualified. If any nominee should be unable to stand for election as a director, it is intended that the shares represented by proxies will be voted for the election of such substitute as management may nominate.

     The following table sets forth information with respect to each nominee for election as a director of the Company. No nominee has any family relationship with any other director or executive officer of the Company.

                                                              PRINCIPAL OCCUPATION;
         NAME; PAST SERVICE                                    DIRECTORSHIPS; AGE
-------------------------------------      -----------------------------------------------------------
NOMINEES FOR ELECTION AS DIRECTORS
Cassandra C. Carr....................      Senior Executive Vice President, External Affairs, SBC
  Director since 1997                      Communications, Inc., San Antonio, TX (telecommunications)
                                           (Since 1998). Formerly Senior Vice President, Human
                                           Resources (1994-1998); 57
Howard M. Dean.......................      Chairman of the Board of Dean Foods Company, Franklin Park,
  Director since 1987                      IL (processor and distributor of food products); Director
                                           of Ball Corporation; 64
Dennis E. Foster.....................      Formerly Vice Chairman of Alltel Corporation, Little Rock,
  Director since 2000                      AR (telecommunications) (1998-2000); Chief Executive
                                           Officer of 360 Communications, Inc., (1993-1998); Director
                                           of Alltel Corporation, NiSource Corporation and Salient 3
                                           Corporation; 61
Richard C. Green, Jr.................      Chairman of the Board of UtiliCorp United, Inc., Kansas
  Director since 2001                      City, MO (energy utility) (Since 1989). Director of BHA
                                           Group, Inc. and Inergy; 47
John C. McKelvey.....................      President and Chief Executive Officer, Menninger Foundation
  Director since 1977                      and Menninger Psychiatric Clinic, Topeka, KS (psychiatric
                                           treatment and research) since November, 2001, and President
                                           Emeritus of Midwest Research Institute, Kansas City, MO
                                           (scientific and technical research) since January 2000.
                                           Formerly President and Chief Executive Officer of Midwest
                                           Research Institute, Kansas City, MO (1975-1999); 67
William L. Trubeck...................      Senior Vice President and Chief Financial Officer of Waste
  Director since 1994                      Management, Inc., Houston, TX (waste disposal and
                                           environmental services) (Since 2000); Formerly Senior Vice
                                           President-Finance and Chief Financial Officer, President,
                                           Latin American Operations, International MultiFoods, Inc.,
                                           Minneapolis, MN (1997-2000); 55
Carl W. Vogt.........................      Of Counsel (formerly a Partner and Senior Partner since
  Director since 1996                      1974) to Fulbright & Jaworski LLP, Washington, DC (since
                                           2002). President Emeritus of Williams College,
                                           Williamstown, MA (President, interim, 1999-2000); Chairman,
                                           National Transportation Safety Board, Washington, DC
                                           (1992-1994); Director of Deutsche Bank Alex Brown Flag
                                           Funds (mutual funds), International Strategy and Investment
                                           (mutual funds), American Science & Engineering and Waste
                                           Management, Inc.; 65
William D. Zollars...................      Chairman, President and Chief Executive Officer of the
  Director since 1999                      Company (since November 1999). Formerly President of Yellow
                                           Transportation, Inc., the Company's principal operating
                                           subsidiary (1996-2000); Director of Butler Manufacturing
                                           Co. and ProLogis Trust; 54

              STRUCTURE AND FUNCTIONING OF THE BOARD OF DIRECTORS

     The Board of Directors held five regularly scheduled meetings and one special meeting during 2001.

     Audit Committee. The Audit Committee met four times during 2001. The Audit Committee consisted of John C. McKelvey, Carl W. Vogt and Dennis E. Foster. The Committee's functions are described in detail in the Audit Committee Charter, which was attached to the Company's 2001 proxy and which can be reviewed under the "SEC Filings" section of the Company's web site, "www.yellowcorp.com."

     Compensation Committee. The Compensation Committee met three times during 2001. The Compensation Committee consisted of Cassandra C. Carr, William L. Trubeck and Howard M. Dean for the April meeting, and William L. Trubeck, Howard
M. Dean, and Richard C. Green, Jr. for the October and December meetings. The Committee's functions include making recommendations to the Board of Directors regarding compensation of officers and approving compensation strategies for executive officers; reviewing actions relating to officer compensation; and setting policy for the Company's pension and profit sharing plans.

     Governance Committee. The Governance Committee met once during 2001. The Governance Committee consisted of Dennis E. Foster, Cassandra C. Carr and Carl
W. Vogt. The Committee's functions include: (1) the organization, structure and responsibility of the Board and its Committees; (b) evaluation of the effectiveness of the Board and each Committee in the Company's corporate governance process; (c) review of the qualifications of prospective directors and the nomination of director candidates; (d) review of the appropriate level of outside directors' fees and retainers; and (e) determination of the appropriate ratio of inside and outside directors.

                            DIRECTORS' COMPENSATION

     Directors who are not full time employees of the Company are paid an annual retainer for Board service of $23,000; an annual retainer for Committee service of $1,200 for each Committee on which a Director serves; an attendance fee of $1,300 for each Board meeting and $1,100 for each Committee meeting attended; and are reimbursed or made whole for all costs or expenses of any kind incurred by them relating to Board or Committee meetings. Committee chairmen receive an attendance fee of $2,100 for each committee meeting attended. Directors may elect to defer receipt of the retainer and attendance fees. Pursuant to the terms of the Directors Stock Compensation Plan, a minimum of 50% of the Board and Committee retainers is to be paid in the form of Company common stock, with the stock award determined annually on the date of the Company's Annual Meeting of Stockholders based on the closing price of the Company's common stock on that date and the then applicable level of Board and Committee retainers. The directors annually have the option of taking up to 100% of the Board and Committee retainers in Company common stock rather than cash. Also pursuant to the Directors Stock Compensation Plan, commencing on April 24, 1997 and annually on the first business day of each calendar year thereafter, the Directors receive option grants of 2,000 shares of the Company's common stock, with the options vesting after six months and exercisable for five years. A total of 200,000 shares are reserved for award under the Directors Stock Compensation Plan. Directors who are full time employees of the Company or any subsidiary are not paid any retainer or attendance fees for services as members of the Board or any Committee thereof.

     During 2001, no incumbent Director attended fewer than 75% of the aggregate of the total number of meetings of the Board held during the period the incumbent was a Director and of Committees of the Board on which the incumbent served during the period that the incumbent was a Director.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

     The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K (or KSB) for the year ended December 31, 2001.

     The Board of Directors has determined that the members of the Audit Committee are independent. The Audit Committee has adopted a written charter, which was attached to the Company's 2001 Proxy and which can be reviewed under the "SEC Filings" section of the Company's web site, "www.yellowcorp.com"

     The Committee presents the following summary of all fees paid to Arthur Andersen LLP, the Company's auditors, during calendar year 2001:

                                                FINANCIAL INFORMATION SYSTEMS
      AUDIT FEES       AUDIT RELATED FEES         DESIGN AND IMPLEMENTATION         ALL OTHER FEES
      ----------       ------------------       -----------------------------       --------------
       $589,800             $227,219                      $330,661                     $691,815

     The Audit Committee has considered and determined that the level of Arthur Andersen LLP's fees for provision of services other than the audit and the quarterly review services is compatible with maintaining the auditor's independence.

                                          John C. McKelvey, Chairman
                                          Carl W. Vogt
                                          Dennis E. Foster

                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2001, 2000 and 1999 of those persons who were, as of December 31, 2001, the executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM COMPENSATION
                                                                               -------------------------------------------------
                                             ANNUAL COMPENSATION                        AWARDS              PAYOUTS
                                 -------------------------------------------   ------------------------   -----------
                                 (B)        (C)           (D)         (E)          (F)                                    (I)
              (A)                                                  (2)OTHER     RESTRICTED       (G)          (H)        (3)ALL
      NAME AND PRINCIPAL                                            ANNUAL        STOCK       OPTIONS/       LTIP        OTHER
           POSITION              YEAR    SALARY ($)    BONUS ($)   COMP. ($)   AWARD(S) ($)   SARS (#)    PAYOUTS ($)   COMP ($)
      ------------------         ----    ----------    ---------   ---------   ------------   --------    -----------   --------
William D. Zollars(1)            2001     $700,000     $      0                     0               0/0        0         $2,125
President and Chief              2000     $550,000     $377,603                     0         200,000/0        0         $2,125
Executive Officer                1999     $375,937     $281,353                     0         250,000/0        0         $2,000
William F. Martin, Jr.           2001     $267,750     $      0                     0               0/0        0         $2,550
Senior Vice President            2000     $242,500     $110,992                     0          20,000/0        0         $2,550
and Secretary                    1999     $228,500     $126,794                     0          25,000/0        0         $2,400
Gregory A. Reid(4)               2001     $226,375     $      0                     0               0/0        0         $    0
Senior Vice President            2000     $205,322     $150,006                     0          20,000/0        0         $    0
and Chief Communications         1999     $199,397     $110,172                     0           2,000/0        0         $    0
Officer
Donald G. Barger, Jr.            2001     $335,000     $      0                     0               0/0        0         $1,725
Senior Vice President            2000     $138,541     $  6,818                     0          25,000/0        0         $    0
and Chief Financial Officer
Stephen L. Bruffett,             2001     $155,000     $      0                     0               0/0        0         $2,550
Vice President and               2000     $128,864     $ 49,497                     0          15,000/0        0         $2,550
Treasurer                        1999     $109,695     $ 41,332                     0           2,000/0        0         $  847

-------------------------
     (1) Amounts indicated include compensation received by Mr. Zollars in his former capacity of President of Yellow Transportation, Inc., the Company's principal operating subsidiary, for January 1 through November 8, 1999.

     (2) While the five named executive officers receive certain perquisites from the Company, such perquisites did not reach in any of the reported years the threshold for reporting of $50,000 or ten percent of salary and bonus set forth in the applicable rules of the Securities and Exchange Commission.

     (3) The compensation reported for 2001 includes the Company's matching contribution under the 401(k) portions of its defined contribution plan.

     (4) Amounts indicated include compensation received by Mr. Reid in his former capacity of Senior Vice President of Yellow Transportation, Inc. for 1999 and through October 26, 2000.

                     OPTIONS AND STOCK APPRECIATION RIGHTS

     The following tables summarize the option exercises by the executive officers named in the Summary Compensation Table above during 2001; and the year-end value of their options. No executive officers received option grants during 2001.

              OPTION AND SAR EXERCISES AND YEAR END VALUE TABLE(1)

                                                                                                 VALUE OF            VALUE OF
                                                            NUMBER OF        NUMBER OF          UNEXERCISED         UNEXERCISED
                                                           UNEXERCISED      UNEXERCISED        IN-THE-MONEY        IN-THE-MONEY
                                                           OPTIONS AT         SARS AT           OPTIONS AT            SARS AT
                             SHARES                        FY-END (#)        FY-END(#)           FY-END($)           FY-END(#)
                            ACQUIRED          VALUE       EXERCISABLE/     EXERCISABLE/        EXERCISABLE/        EXERCISABLE/
         NAME            ON EXERCISE(#)    REALIZED($)    UNEXERCISABLE    UNEXERCISABLE       UNEXERCISABLE       UNEXERCISABLE
-----------------------  --------------    -----------    -------------    -------------       -------------       -------------
William D. Zollars           158,000       $1,325,735    212,500/287,500         0         $1,389,453/$2,287,734         0
William F. Martin, Jr.        88,750       $  747,031      25,000/32,500         0              $26,250/$291,531         0
Gregory A. Reid               13,500       $   79,016      15,000/18,500         0              $15,750/$166,522         0
Donald G. Barger, Jr.              0              N/A       6,250/18,750         0              $57,656/$172,969         0
Stephen L. Bruffett            4,250       $   28,928       1,125/12,875         0              $13,112/$125,584         0

     (1) All options become exercisable in four equal annual installments. All options were granted with an exercise price equal to the Closing Price of the Company's common stock as reported by NASDAQ on the date of each grant. The time at which options become exercisable is accelerated upon the occurrence of certain events, including total permanent disability or death of the executive officer while in the employ of the Company, if the Company is wholly or partially liquidated, or is a party to a merger, consolidation or reorganization in which it or an entity controlled by it is not the surviving entity. Options exercised may be paid for in cash or by delivery of shares owned by the Grantee.

             EMPLOYMENT CONTRACTS, CHANGE OF CONTROL AGREEMENTS AND
                      TERMINATION OF EMPLOYMENT AGREEMENTS

     The Company entered into an Employment Agreement on December 15, 1999 with its Chairman, President and Chief Executive Officer William D. Zollars that contains the following essential terms and conditions: (a) a base salary of $550,000 per year, retroactive to November 8, 1999, to be reviewed annually in accordance with the Company's normal salary policy for executive officers; (b) an annual bonus pursuant to which a threshold award in the amount of 18.75% of Mr. Zollars' base salary, a target award in the amount of 75% of Mr. Zollars' base salary, and a maximum award of 150% of base salary, (with these percentages having been increased for 2002 to 20%, 80%, and 160%, respectively) shall be established for each year, with the criteria for establishment of the target and parameters for payment to be determined annually by the Compensation Committee, at least 80% of the criteria established by the Committee being based on specific measurements of financial performance of the Company during the applicable year and the remaining percentage being based on non-financial criteria; (c) a stock option award on December 15, 1999 based on the closing price of the Company's common stock on the NASDAQ exchange on that date in the amount of 200,000 shares, with the award vesting 25% on each anniversary of the award; (d) a supplemental retirement benefit providing Mr. Zollars with the difference between the benefits that he would have received under the Company's pension plan if the service credited for benefit accrual purposes under the plan were 20 years plus his actual such service, if any, after his normal retirement date and the benefits actually payable to Mr. Zollars under the pension plan, said supplemental retirement benefit vesting at the rate of 20% per year measured from September 6, 1996, the commencement date of Mr. Zollars' prior employment as President of Yellow Transportation, Inc., the Company's principal operating subsidiary, with Mr. Zollars becoming 100% vested on September 6, 2001; (e) payments in the event of Mr. Zollars' termination "without cause," or resignation for "good reason" or following a "change of control", as those terms are defined in the Agreement ("Change of Control" having the same definition as set forth in the Company's Executive Severance Agreements, described below) in the amount of twice Mr. Zollars' annual rate of compensation, including target bonus, at the time of termination or resignation, plus target bonus for the year of termination, and immediate vesting in all outstanding stock options and any incentive and benefit plans applicable at the time of termination or resignation.

     The Company has entered into Executive Severance Agreements (the "Agreements") with all the executive officers named in the Summary Compensation Table, with the exception of Stephen L. Bruffett, as designated by the Board of Directors. (In the case of William D. Zollars, payments are only to the extent that they would exceed payments under the "change of control" provisions of his Employment Agreement).

     In the event of a "Change in Control" of the Company followed within two years by (1) the termination of the executive's employment for any reason other than death, disability, retirement or "cause" or (2) the resignation of the executive due to an adverse change in title, authority or duties, a transfer to a new location, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with the Company's practice prior to the Change of Control, the Agreements provide that the executive shall be paid a lump sum cash amount equal to the sum of (a) two times the executive's highest compensation (salary plus bonus) for any consecutive 12-month period within the previous three years. If the executive is within 10 years of his normal retirement age (65), then the executive would be paid three times such highest compensation. The above-described payments are also subject to a gross-up provision in the event that it is determined that the benefits provided by the Agreements are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986.

     The executive would further be entitled to receive in exchange for his non-qualified stock options granted by the Company which are outstanding on the date of the Change of Control, common stock of the Company (or, if the Company or its successor becomes a subsidiary of another company, common stock of such other company) having a fair market value equal to the fair market value of such stock options on the Effective Date of the Change of Control.

     A termination is for "cause" if it is the result of a conviction of a felony involving moral turpitude by a court of competent jurisdiction, which is no longer subject to direct appeal, or an adjudication by a court of competent jurisdiction, which is no longer subject to direct appeal, that the executive is mentally incompetent or that he is liable for willful misconduct in the performance of his duty to the Company which is demonstrably and materially injurious to the Company.

     "Change of Control" for the purpose of the Agreements shall be deemed to have taken place if: (i) A third person, including a "group" as defined in
Section 13(D)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of the Company and as a result thereof becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of , or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the continuing directors shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

                          DEFINED BENEFIT PENSION PLAN

     The Company and certain of its subsidiaries' officers participate in a noncontributory, defined benefit pension plan. Such plan covers all regular full-time and regular part-time office, clerical, sales, supervisory and executive personnel of the Company and participating subsidiaries (excluding directors who are not salaried employees) who are at least age 21, are employed in the United States and are not otherwise covered by a pension plan under a collective bargaining agreement. Pension plan benefits are calculated solely on salaries and cash bonuses. Compensation reported in the Summary Compensation Table includes amounts which are not covered compensation under the pension plan. Participants are vested after five years of service.

     A participant retiring at age 65 will receive an annual pension benefit (single life basis) amounting to 1 2/3% of his final average annual compensation paid in the five highest consecutive years of the participant's last ten consecutive years of participation, multiplied by his total years of participation, the sum of which is reduced by 50% of the amount of his primary Social Security entitlement at retirement (prorated if participation is less than 30 years). The pension of the highest-paid executive officers will probably be reduced from the above formula because of ERISA limitations.

     The following table sets forth the gross annual benefits (single life at age 65), before deduction of the applicable primary Social Security offset amount (a maximum of 50% of the participant's primary Social Security benefits at 30 years of participation), payable upon retirement under the defined benefit pension plan for specified remuneration and years of service classifications, part of which may be paid pursuant to the supplemental retirement income agreements discussed below:

                              PENSION VALUE TABLE

                                             YEARS OF SERVICE
                            ---------------------------------------------------
ELIGIBLE REMUNERATION(1)      15         20         25         30         35
------------------------    -------    -------    -------    -------    -------
        200,000              50,000     66,650     83,350    100,000    116,650
        225,000              56,250     75,000     93,750    112,500    131,250
        250,000              62,500     83,350    104,150    125,000    145,850
        300,000              75,000    100,000    125,000    150,000    175,000
        350,000              87,500    116,650    145,850    175,000    204,150
        400,000             100,000    133,350    166,650    200,000    233,350
        450,000             112,500    150,000    187,500    225,000    262,500
        500,000             125,000    166,650    208,350    250,000    291,650
        550,000             137,500    183,350    229,150    275,000    320,850
        600,000             150,000    200,000    250,000    300,000    350,000
        650,000             162,500    216,650    270,850    325,000    379,150
        700,000             175,000    233,350    291,650    350,000    408,350
        750,000             187,500    250,000    312,500    375,000    437,500
        800,000             200,000    266,650    333,350    400,000    466,650
        850,000             212,500    283,350    354,150    425,000    495,850

     (1) Eligible Remuneration as used in this table is defined as final average covered compensation (salary and annual bonus) for the five highest consecutive years of the participant's last ten consecutive years of participation preceding termination of employment under the plan.

     ERISA, as amended by subsequent legislation, limits covered compensation under the pension plan to $170,000 in 2001 and imposes maximum annual benefit limitations, which may cause a reduction in the pension payable under the pension plan. The Company enters into nonqualified, unfunded supplemental retirement income agreements with affected participants which are designed to provide those benefits intended by the pension plan before application of the legislative limitations.

     The named executive officers have credited years of service in the plan as follows: Mr. Zollars, 5 years; Mr. Martin, 21 years; Mr. Reid 4 years; Mr. Barger, 0 years; and Mr. Bruffett, 2 years.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation program for the Company's executive officers was established to allow the organization to attract and retain the caliber of executive whose leadership skills will enable the Company and its subsidiaries to effectively compete in their market segments. Additionally, the programs are intended to act as an incentive for the executives to attain the highest level of organizational performance and profitability by rewarding the executive for increasing levels of profit and stockholder value.

     In conformance with the above compensation philosophy, the total annual compensation for all executive officers of the Company prior to 2001 was determined by three elements, namely, (1) salary; (2) a potential annual cash incentive compensation award or bonus; and (3) participation in the Company's stock option plan. While the Committee continued with the first two elements of this total annual compensation package during 2001, the Committee elected in 2001 to re-examine its practice of using stock options as the exclusive vehicle for the delivery of long-term incentive potential to the Company's executive officers, primarily because of the Committee's belief that the Company's financial performance over the last several years has not been adequately reflected in the value of its stock. With the assistance of Towers Perrin, a nationally recognized executive compensation consulting firm, a new Executive Performance Plan that provides for cash or stock based awards or a combination thereof over performance periods that will be designated by the Committee will be implemented in 2002. The Committee's intention is to adopt 3 year performance cycles for annual awards under this Plan, however for transition purposes in the first year there will be three awards for each participant based on 1, 2, and 3 year cycles, with the potential payments under the 1 and 2 year cycles representing 1/3 and 2/3, respectively, of the potential payments under the 3 year cycle. Initial awards will be split 50% cash and 50% performance share units which will vest over three years measured from the date of determination that performance criteria have been achieved and be delivered to the executive upon his or her termination of employment or retirement. Payments under the Plan depend upon the Company attaining specific and/or relative financial performance as compared to a peer group of companies and/or a broad market index or indexes. The measures and weighting by which such financial performance shall initially be judged shall be 70% return on capital and 30% NOPAT (net operating profit after taxes). The Committee shall retain discretion to reduce all or any awards to executive officers in consideration of a number of factors, including performance versus a key group of competitors and an individual executive's attainment of the annual performance goals described below. The new Executive Performance Plan targets varying levels of long-term incentive potential as expressed as a percent of annual base compensation with the percentage increasing the higher the executive officer's position within the Company. Because of the anticipated introduction of this new Plan, no stock options were granted to the Company's executive officers during 2001. This Plan is item IV described in this proxy that is being submitted for stockholder approval.

     Salary for the Company's executive officers is determined by analysis of three factors: (1) salary levels at service industries with gross revenues comparable to the Company, based upon survey data produced by Towers Perrin; (2) evaluation of the individual executive officer's performance; and (3) the Company's ability to pay. The three factors are considered collectively but not pursuant to a precise formula. The Company's ability to pay is a threshold consideration. Individual executive performance is to be evaluated by reference to specific performance targets or goals that are to be established each year for each executive. While the Company has targeted the median of the range established by the survey group of service industries with gross revenues comparable to the Company, the actual 2001 salaries of executive officers are generally below the median.

     In July of 1996, an annual cash incentive compensation, or bonus, program was implemented for the Company's executive officers that provides for the payment of varying levels of incentive award as expressed as a percent of annual base compensation, with the percentage increasing the higher an executive officer's position within the Company. This Annual Incentive Compensation Plan is item III described in this proxy that is being submitted for stockholder approval. The purpose of this submission is to prospectively enable payments under the annual incentive compensation program to qualify for the performance based compensation exemption with respect to the $1 million deduction cap to the Company for annual executive compensation that is set forth in Section 162(m) of the Internal Revenue Code enacted in 1993. The million dollar deduction cap of
Section 162(m) was not reached by any executive officer in 2001.

     Each year a threshold, target, and maximum overall Company financial measurement is to be established that ties each executive's annual incentive compensation potential to the Company's annual business goals. For 2001 50% of the award is based on operating income and 50% on return on capital compared to plan. The Committee annually may deduct up to 20% of the calculated award for any executive officer based on the Committee's judgment on the degree to which each executive has achieved the individual performance targets referred to above. During 2001, the Company did not attain threshold level performance, therefore no incentive compensation, or bonus, was earned by the named executive officers.

                         PRESIDENT AND CEO COMPENSATION

     The compensation of President and Chief Executive Officer William D. Zollars is the subject of an employment agreement dated December 15, 1999, the essential elements of which are detailed in the section of this proxy statement devoted to employment contracts, which discussion is hereby incorporated by reference. The Committee believes that the compensation package awarded to Mr. Zollars was necessary to properly compensate Mr. Zollars for his promotion from his prior position as President of Yellow Transportation, Inc., the Company's principal operating subsidiary, where he had demonstrated a superior performance record. The Committee notes that Mr. Zollars' base annual salary as originally agreed to on December 15, 1999 and as subsequently increased is consistent with the Company's goal of targeting the median of the Towers Perrin survey group of companies.

     For the reasons outlined above in the general discussion of executive compensation, Mr. Zollars did not receive an annual cash incentive compensation or stock option award in 2001.

                                          William L. Trubeck, Chairman
                                          Richard C. Green, Jr.
                                          Howard M. Dean

                            COMMON STOCK PERFORMANCE

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's common stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Transportation Composite Index for the period of five years commencing December 31, 1996 and ending December 31, 2001.

[PERFORMANCE GRAPH]

                                                   YELLOW CORPORATION             S&P 500 INDEX            S&P TRANSPORTATION
                                                   ------------------             -------------            ------------------
Dec 96                                                   100.00                      100.00                      100.00
                                                         129.57                      102.68                      101.35
                                                         155.65                      120.61                      118.09
                                                         226.52                      129.64                      128.54
Dec 97                                                   174.78                      133.36                      129.62
                                                         133.04                      151.97                      142.25
                                                         129.13                      156.98                      131.70
                                                          93.91                      141.37                      111.92
Dec 98                                                   133.04                      171.48                      127.11
                                                         120.87                      180.02                      133.54
                                                         123.48                      192.71                      141.57
                                                         115.22                      180.67                      113.79
Dec 99                                                   116.96                      207.56                      114.81
                                                         128.26                      212.32                      111.56
                                                         102.61                      206.68                      109.11
                                                         105.22                      204.68                      115.45
Dec 00                                                   141.63                      188.66                      136.07
                                                         119.13                      166.29                      136.35
                                                         132.03                      176.03                      139.86
                                                         141.50                      150.19                      112.56
Dec 01                                                   174.61                      166.24                      135.74

              II. PROPOSED 2002 STOCK OPTION AND SHARE AWARD PLAN

     The Board of Directors recommends stockholder approval of the adoption of the 2002 Stock Option and Share Award Plan. The Board of Directors believes this Plan will be of significant benefit to the Company in attracting and retaining key executive employees of the Company and its operating subsidiaries, and providing a long range incentive for such employees to work for the continued success of the Company. Awards may be made under the Plan only to employees of the Company or a subsidiary who have executive, managerial, supervisory or professional responsibilities. At present 276 employees of the Company and its subsidiaries qualify for Awards under the Plan.

     The 2002 Stock Option and Share Award Plan is required in addition to the existing 1996, 1997 and 1999 Stock Option Plans because of the Company's continued desire to extend a stock incentive to a significant number of management and supervisory personnel in the Company and its operating subsidiaries. 1,000,000 shares are reserved for award under the Plan. The maximum number of shares with respect to which any form of award may be granted during any calendar year to any one employee under the Plan is 500,000 shares. The maximum total amount of shares which can be awarded in any form other than Options or Share Appreciation Rights (SARs) is 200,000 shares.

     The Board recommends its stockholders vote for the approval and adoption of the Plan so that the Company can continue to attract, motivate, and retain those key employees who are largely responsible for the Company's future performance.

     The previous 1996, 1997 and 1999 Plans confined awards to stock option grants or SARs. The 2002 Stock Option and Share Award Plan is an omnibus plan which permits, in addition to stock options and SARs, the awarding of restricted stock, restricted stock units, performance stock, performance stock units, dividend equivalents, and other Share-based awards. The measures by which performance under performance stock and performance stock units shall be judged may include any of the same performance measures that apply under the Executive Performance Plan (set out in item IV of this proxy). The reasons for the Board of Director's recommendation to adopt a stock plan which allows for awards other than Options and SARs are detailed in the Compensation Committee Report on Executive Compensation, which is hereby incorporated by reference.

     When Options are utilized, the price of the Option is set at not less than 100% of the closing price of the Shares as reported by NASDAQ on the date of each award, and the Company's practice has been to vest each award over 4 years in equal installments, with the Option having a maximum term of 10 years. The time at which Options become exercisable is accelerated upon the occurrence of certain events, including total permanent disability or death of the employee while in the employ of the Company or an involved subsidiary, if the Company is wholly or partially liquidated, or is a party to a merger, consolidation or reorganization in which it or an entity controlled by it is not the surviving entity. Options exercised may be paid for in cash or by delivery of shares owned by the Grantee.

     The Plan only allows for the award of Non-Qualified Stock Options, so accordingly no tax event accrues to either the employee or the Company upon the grant of any option award and upon the exercise of any award the involved employee will have a gain subject to ordinary income tax rates measured by the difference between the exercise and grant price of the number of options exercised. The Company will have a contemporaneous ordinary tax deduction equal to the taxable gain recognized by the employee. The closing price of the Company's common stock on January 31, 2002 was $25.06.

     The Board of Directors may at any time terminate, suspend, modify, or amend the Plan, except that the original per share option price of each option grant; the maximum number of Shares with respect to which any form of award may be granted during any calendar year to any one Grantee of 500,000 shares; and the maximum total amount of Shares which can be awarded in any form other than Options and SARs of 200,000 shares may not be modified or amended without stockholder approval.

     The full text of the proposed Plan is attached to this proxy statement as Exhibit A. The description of the proposed Plan is qualified in its entirety by reference to Exhibit A.

     Adoption of the Plan requires the affirmative vote of the majority of the outstanding shares as of the record date. As a result of such voting requirements, abstentions and broker non-votes will have the effect of votes "against" this proposal.

         III. PROPOSED APPROVAL OF ANNUAL CASH INCENTIVE COMPENSATION,
                                OR BONUS PROGRAM

     The Yellow Corporation Annual Cash Incentive Compensation, or Bonus Program is a pay for performance program designed to (1) provide an annual incentive plan that is performance driven; (2) offer cash compensation opportunities for employees that are market competitive; (3) provide motivation to accomplish those objectives that are critical for the Company's success; (4) reward outstanding achievement among employees and (5) assist in attracting and retaining quality talent. The Plan provides for the payment of varying levels of cash awards based on an annual target that is a percent of annual base salary, with the percentage increasing the higher an individual's position with the Company or an involved subsidiary. Target level awards are set at the median amount of annual incentive compensation for comparable positions in companies of similar size to the Company, based on survey information provided by Towers Perrin, a nationally recognized executive compensation consulting firm. Threshold level awards are 25% of target and the maximum award is 200% of target. The Program applies to all employees of the Company and certain of its subsidiaries whose compensation is not covered by a collective bargaining agreement, and accordingly applies to several thousand employees. The maximum cash amount that any employee may receive under this Program in any calendar year is $3,000,000.

     Each year, utilizing the Company's annual business plan, the Company's Compensation Committee establishes a threshold, target and maximum level of operating income and return on capital, which are equally weighted and used to determine the overall annual incentive compensation pool. Individual incentive compensation awards are based upon the attainment of the operating income and return on capital criteria. Annual awards may be reduced by up to 20% dependent upon employees' attainment of individual performance criteria that are determined each year.

     Set forth below is a table demonstrating potential payments under the Company's Annual Cash Incentive Compensation, or Bonus, Program for 2002:

                   ANNUAL CASH INCENTIVE COMPENSATION PROGRAM

                                                                DOLLAR VALUE
                                               -----------------------------------------------
                  NAME                         THRESHOLD           TARGET            MAXIMUM
                  ----                         ----------       ------------       -----------
William D. Zollars......................       $  144,200       $   576,800        $ 1,153,600
William F. Martin, Jr...................       $   35,635       $   142,500        $   285,000
Gregory A. Reid.........................       $   30,000       $   120,000        $   240,000
Donald G. Barger, Jr....................       $   49,500       $   198,000        $   396,000
Stephen L. Bruffett.....................       $   15,750       $    63,000        $   126,000
Exec. Off. Group (total of 5 above).....       $  275,075       $ 1,100,300        $ 2,200,600
Non-Exec. Off. Employee Group...........       $7,440,900       $29,824,717        $59,649,434

     Approval of the Program requires the affirmative vote of the majority of the outstanding shares as of the record date. As a result of such voting requirements, abstentions and broker non-votes will have the effect of votes "against" this proposal

            IV. PROPOSED APPROVAL OF THE EXECUTIVE PERFORMANCE PLAN

     The Company's Compensation Committee has elected to implement, in 2002, a new long-term incentive plan titled the Executive Performance Plan. This Plan will replace the use of stock options as the exclusive vehicle for delivering long-term incentive compensation potential to the Company's executive officers. The reasons for the Committee's decision to adopt this Executive Performance Plan are detailed in the Compensation Committee report on Executive Compensation, which is hereby incorporated by reference. The Executive Performance Plan is designed to provide long-term incentive awards which are cash or stock based or a combination thereof once specific financial performance is attained over performance periods to be designated by the Compensation Committee. The division of the awards between stock and cash; the type of stock award; and the range of number of shares and dollar value of cash awards shall be as determined by the Compensation Committee, and the Committee shall have discretion to reduce all or any awards in consideration of factors that may apply to the company in general or individual participants under the Plan. The Plan is limited to certain of the Company's executive officers, and to employees at the President and Senior Vice President level of its subsidiaries, presently a total of 10 employees.

     The maximum number of Shares with respect to which any form of Stock Award may be granted during any calendar year to any one participant under the Plan is 500,000 shares. The maximum dollar amount that may be paid in respect of any participant during any calendar year under any cash-based awards shall in the aggregate not exceed $5,000,000.

     Payments under the Plan will be dependent upon the Company attaining specific or relative financial performance as compared to a peer group of companies and/or a broad market index or indexes. The measures by which such financial performance shall be judged may include any of the following: return on capital, total stockholder return, earnings, earnings per share, operating income, net income, pro forma net income, return on stockholders' equity, return on designated assets, net asset value, economic value added, revenues, expenses, operating profit margin, operating cash flow, cash flow per share, and net operating profit after taxes.

     The Board of Directors may at any time terminate, suspend, modify or amend the Plan, except that the maximum number of Shares with respect to Stock-Based Awards that may be granted during any calendar year to any Participant of 500,000 Shares and the maximum dollar amount that may be paid in respect of any Participant during any calendar year under any Cash-Based Awards in the aggregate of $5,000,000 may not be modified or amended without stockholder approval. The Compensation Committee also may not increase the amount of compensation payable under an Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Internal Revenue Code '86 Section 162(m)(4)(c) and the regulations thereunder.

     Set forth below is a table demonstrating potential payments under the Executive Performance Plan for 2002, utilizing the initial criteria for awards under the Plan that are discussed in the Compensation Committee Report on Executive Compensation, which is hereby incorporated by reference:

                           EXECUTIVE PERFORMANCE PLAN
                            POTENTIAL PAYOUT IN 2002

                                                                               NUMBER OF PERFORMANCE STOCK
                                            DOLLAR VALUE                                 UNITS(1)
                                -------------------------------------       ----------------------------------
            NAME                THRESHOLD       TARGET       MAXIMUM        THRESHOLD      TARGET      MAXIMUM
----------------------------    ---------       ------       -------        ---------      ------      -------
William D. Zollars              $141,196       $282,391      $564,782         5,634        11,269      22,537
William F. Martin, Jr.          $ 27,313       $ 54,625      $109,250         1,090         2,180       4,360
Gregory A. Reid                 $ 23,000       $ 46,000      $ 92,000           918         1,836       3,671
Donald G. Barger, Jr.           $ 36,000       $ 72,000      $144,000         1,437         2,873       5,746
Exec. Off. Group                $227,508       $455,016      $910,032         9,079        18,157      36,314
(total of 4 above)
Non-Exec. Off. Group            $167,065       $334,130      $668,260         6,667        13,333      26,666

     (1) Calculation based on closing price of Company's stock on 1/31/02 of $25.06.

     The full text of the proposed plan is attached to this proxy statement as Exhibit B. This description of the proposed plan is qualified in its entirety by reference to Exhibit B.

     Approval of the plan requires the affirmative vote of the majority of the outstanding shares as of the record date. As a result of such voting requirements, abstentions and broker non-votes will have the effect of votes "against" this proposal

      V. PROPOSAL TO APPROVE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP as independent public accountants of the Company for 2002. The appointment of independent public accountants by the Board of Directors is submitted annually for approval by the stockholders. Although stockholder approval is not required, if the stockholders do not ratify the appointment, the Board of Directors will reconsider the matter. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions, and he will have an opportunity to make a statement if he desires to do so.

                               VI. OTHER MATTERS

     The Board of Directors does not intend to bring any other business before the meeting and it is not aware that anyone else intends to do so. If any other business comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

     PLEASE EXERCISE YOUR RIGHT TO VOTE BY PROMPTLY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY FORM. You may later revoke the proxy, and if you are able to attend the meeting, you may vote your shares in person.

                                          By Order of the Board of Directors:

                                          /s/ WILLIAM F. MARTIN, JR.

                                          WILLIAM F. MARTIN, JR.,
                                          Secretary

                                   EXHIBIT A

                               YELLOW CORPORATION
                     2002 STOCK OPTION AND SHARE AWARD PLAN

1.  PURPOSE

     The Yellow Corporation 2002 Stock Option and Share Award Plan is designed to enable qualified executive, managerial, supervisory and professional personnel of Yellow Corporation and its subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms and to provide additional compensation to such personnel tied to the common stock of the Company. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

2.  DEFINITIONS

     When used herein, the following terms shall have the meaning set forth below:

     2.1. "Award" shall mean an Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Stock Unit Award, Dividend Equivalent or Other Share-Based Award.

     2.2.  "Board" means the Board of Directors of Yellow Corporation.

     2.3. "Committee" means the members of the Board's Compensation Committee who are non-employee directors as defined in Rule 16b-3 of the Securities and Exchange Commission as it exists on the effective date of the Plan or as subsequently amended or interpreted and are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 and the regulations thereunder.

     2.4.  "Company" means Yellow Corporation.

     2.5.  "Director" means a member of the Board.

     2.6. "Dividend Equivalent" means a right, granted pursuant to Section 11 of the Plan, to receive cash, Shares or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

     2.7. "Fair Market Value" means with respect to the Company's Shares the closing price of the Shares as reported by NASDAQ or if the closing price is not reported, the bid price of the Shares as reported by NASDAQ on the date on which the value is to be determined or, if the stock did not trade on that date, the next preceding date on which such stock traded.

     2.8.  "Grantee" means a person to whom an Award is made.

     2.9. "IRC '86" means the Internal Revenue Code of 1986, as in effect as of the effective date of the Plan or as thereafter amended, and applicable regulations.

     2.10. "Option" means the right, granted pursuant to Section 6 of the Plan, to purchase, at a price, for a term, under conditions, and for cash or other considerations fixed by the Committee, and subject to such other limitations and restrictions as the Plan and the Committee impose, a number of shares specified by the Committee. All such Options shall be Non-Qualified Stock Options and are not or intended to be Incentive Stock Options as defined by IRC '86.

     2.11. "Other Share-Based Award" means a right, granted pursuant to Section 12 of the Plan, that relates to or is valued by reference to Shares.

     2.12. "Performance Stock Award" means the grant pursuant to Section 10 of the Plan of the right to receive the number of Shares specified by the Committee, at a time or times fixed by the Committee, and subject to such performance objectives and other limitations and restrictions as the Plan and the Committee impose.

     2.13. "Performance Stock Unit Award" means the grant pursuant to Section 10 of the Plan, of units representing a right to receive Shares or cash at a time or times fixed by the Committee, and subject to such performance objectives and other limitations and restrictions as the Plan and the Committee impose.

     2.14. "Plan" means the Company's 2002 Stock Option and Share Award Plan.

     2.15. "QDRO" means a qualified domestic relations order as defined by IRC '86 or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     2.16. "Restricted Stock Award" means the grant pursuant to Section 8 of the Plan of the right to receive the number of Shares specified by the Committee, at a time or times fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose.

     2.17. "Restricted Stock Unit Award" means the grant pursuant to Section 9 of the Plan of units representing a right to receive Shares or cash, at the time or times fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose.

     2.18. "SAR" means a right granted pursuant to Section 7 of the Plan to surrender to the Company all or a portion of an Option and to be paid therefor an amount, as determined by the Committee, no greater than the excess, if any, of (i) the Fair Market Value, on the date such right is exercised, of the Shares to which the Option or portion thereof relates, over (ii) the aggregate option price of those Shares.

     2.19. "Shares" means shares of the Company's common stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

     2.20. "Subsidiary" means any business, whether or not incorporated, in which the Company, at the time an Award is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

     2.21. "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option or an SAR or to receive cash, Shares or other property issuable upon satisfaction of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Stock Unit Award, Dividend Equivalent or Other Share-Based Award, by bequest or inheritance or by reason of the death of the Grantee, as provided in accordance with Section 14 hereof.

     2.22. "Term" means the period during which a particular Option or SAR may be exercised or the restricted or performance period or other term specified in any other Award.

3.  ADMINISTRATION OF THE PLAN

     3.1. The Plan shall be administered by the Committee.

     3.2. The Committee shall have plenary authority, subject to the provisions of the Plan, to determine when and to whom Awards shall be granted, the Term of each Award, the number of Shares covered by it, the participation by Grantee in other plans, and any other terms or conditions of each such Award. The Committee may grant such additional benefits in connection with any Award as it deems appropriate. The number of Shares, the Term, the other terms and conditions of a particular kind of Award and any additional benefits granted in connection with any Award need not be the same, even as to Awards made at the same time. The Committee's actions in making Awards and fixing their size, Term and other terms and conditions and in granting any additional benefits in connection with any Award shall be conclusive on all persons.

     3.3. The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Grantees, all Successors, and any other persons, whether that person is claiming under or through any Grantee or otherwise.

     3.4. The Committee shall regularly inform the Board as to its actions with respect to all Awards under the Plan and the Terms and conditions of such Awards in a manner, at such times, and in such form as the Board may reasonably request.

4.  ELIGIBILITY

     Awards may be made under the Plan only to employees of the Company or a Subsidiary who have executive, managerial, supervisory or professional responsibilities. Officers shall be employees for this purpose, whether or not they are also Directors, but a Director who is not such an employee shall not be eligible to receive an Award. Awards may be made to eligible employees whether or not they have received prior Awards, under the Plan or under any previously adopted plan, and whether or not they are participants in other benefit plans of the Company. In making a determination concerning the granting of Awards to eligible employees, the Committee may take into account the nature of the services they have rendered or that the Committee expects they will render, their present and potential contributions to the success of the business, the number of years of effective service they are expected to have and such other factors as the Committee in its sole discretion shall deem relevant.

5.  SHARES SUBJECT TO PLAN

     Subject to adjustment as provided in Section 23 below, 1,000,000 Shares are hereby reserved for issuance in connection with Awards under the Plan. The Shares so issued may be unreserved Shares held in the treasury however acquired or Shares which are authorized but unissued. Any Shares subject to issuance upon exercise of Options or otherwise issuable under any Awards shall once again be available for issuance in satisfaction of Awards to the extent that (i) cash is issued in satisfaction of the exercise of the Option or SAR or upon settlement of the Award or (ii) the Option or SAR expires or terminates unexercised as to any Shares covered thereby or (iii) the Award is forfeited, cancelled or otherwise terminated. Subject to adjustment as provided in Section 23 below, the maximum number of Shares with respect to which any form of award may be granted during any calendar year to any one Grantee under the Plan shall be 500,000 Shares. Subject to adjustment as provided in Section 23 below, the maximum total amount of Shares which can be awarded in any form other than Options or SARs is 200,000 Shares.

6.  GRANTING OF OPTIONS

     6.1. Subject to the terms of the Plan, the Committee may from time to time grant Options to eligible employees.

     6.2. The purchase price of each Share subject to Option shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of the Share on the date the Option is granted.

     6.3. Each Option shall expire and all right to purchase Shares thereunder shall cease on the date fixed by the Committee, which subject to the terms of the Plan, shall not be later than the tenth anniversary of the grant date of the Option.

     6.4. Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee. Except to the extent otherwise provided in or pursuant to Sections 14 and 15, no Option shall become exercisable as to any Shares prior to the first anniversary of the date on which the Option was granted.

7.  STOCK APPRECIATION RIGHTS

     7.1. The Committee may, in its discretion, grant an SAR to the holder of an Option, either at the time the Option is granted or by amending the instrument evidencing the grant of the Option at any time after the Option is granted and more than six months before the end of the Term of the Options, so long as the grant is made during the period in which grants of SARs may be made under the Plan.

     7.2. Each SAR shall be for such Term, and shall be subject to such other terms and conditions, as the Committee shall impose. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations on the amount of appreciation which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Grantee upon his exercise of an SAR shall be paid in cash and what portion, if any, shall be payable in Shares. If and to the extent that Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

     7.3. Except to the extent otherwise provided in or pursuant to Sections 14 and 15, no SAR shall be exercisable prior to the first anniversary of the date of grant.

     7.4. Upon exercise of an SAR the Option, or portion thereof, with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

8.  RESTRICTED STOCK AWARDS

     8.1. Subject to the terms of the Plan, the Committee may grant eligible employees Restricted Stock Awards.

     8.2. The terms and conditions of any such Award, including restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee. Except as provided in or pursuant to Sections 14 and 15, no such restrictions shall lapse earlier than the first, or later than the tenth, anniversary of the date of the Awards.

     8.3. The Committee may establish terms and conditions under which the Grantee of a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which, as of the record date for such dividend, had been awarded but not delivered to him. Any such Dividend Equivalent shall be paid to the Grantee of the Restricted Stock Award at such time or times during the period when the Shares are being held by the Company pursuant to the terms of the Restricted Stock Award, or at the time the Shares to which the Dividend Equivalents apply are delivered to the Grantee, as the Committee shall determine. Any arrangement for the payment of Dividend Equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to receive Shares being held pursuant to the terms of the Restricted Stock Award shall lapse.

9.  RESTRICTED STOCK UNIT AWARDS

     9.1. Subject to the terms of the Plan, the Committee may grant eligible employees Restricted Stock Unit Awards.

     9.2. Each Restricted Stock Unit Award shall represent the right to receive Shares (or cash equivalent to the Fair Market Value of such Shares) at the end of a specified deferral period as specified by the Committee, subject to such limitations and restrictions as the Committee may prescribe. The terms and conditions of any such Award, including the forfeiture provisions referred to in Section 9.3 below, shall be determined by the Committee.

     9.3. Except as otherwise determined by the Committee at the date of grant or thereafter, upon termination of employment during the deferral period (as determined under criteria established by the Committee), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which Restricted Stock Unit Awards relate, all Restricted Stock Unit Awards that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide in any Award agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Restricted Stock Unit Awards shall be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Unit Awards.

     9.4. The Committee may establish terms and conditions under which the Grantee of a Restricted Stock Unit Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which correspond, as of the record date for such dividend, to the number of units represented by such Award. Any such Dividend Equivalent shall be paid to the Grantee of the Restricted Stock Unit Award at such time or times during the deferral period, or at the time the Grantee vests in the Restricted Stock Unit Award, as the Committee shall determine. Any arrangement for the payment of Dividend Equivalents shall be terminated if, under the terms and conditions established by the Committee, the Restricted Stock Unit Award is forfeited.

10.  PERFORMANCE STOCK AWARDS AND PERFORMANCE STOCK UNIT AWARDS

     10.1. Subject to the terms of the Plan, the Committee may grant eligible employees Performance Stock Awards and/or Performance Stock Unit Awards.

     10.2. Each Performance Stock Award shall represent a right to receive Shares subject to such performance objectives and other limitations and restrictions as the Committee may prescribe. Each Performance Stock Unit Award shall represent a grant of units corresponding to a right to receive Shares (or cash equivalent to the Fair Market Value of such Shares) subject to such performance measures and other limitations and conditions as the Committee may prescribe. The terms and conditions of any such Award, including the performance period, performance measures and forfeiture provisions shall be determined by the Committee.

     10.3. The Committee shall determine a performance period ("Performance Period") and shall determine the performance objectives for grants of Performance Stock Awards and Performance Stock Unit Awards. Performance objectives may vary from eligible employee to eligible employee, and shall be based on such one or more of the following performance criteria as the Committee may deem appropriate: return on capital, total stockholder return, earnings, earnings per share, operating income, net income, pro forma net income, return on stockholders' equity, return on designated assets, net asset value, economic value added, revenues, expenses, operating profit margin, operating cash flow, cash flow per share, and net operating profit after taxes. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary, or of a division or unit of any of the foregoing. Such performance objectives shall involve specific or relative performance measures in relation to a peer group of companies and/or broad-based market index. Performance periods may overlap, and eligible employees may participate simultaneously with respect to Performance Stock Units and Performance Stock Unit Awards for which different Performance Periods are prescribed.

     10.4. At the beginning of a Performance Period, the Committee shall determine for each eligible employee or group of eligible employees with respect to that Performance Period the range of number of Shares, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an eligible employee as an Award if the relevant measure of performance for the Performance Period is met.

     10.5. If, during the course of a Performance Period, there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on the performance objective during the Performance Period, the Committee, may revise such objective; provided, however, that the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of IRC '86 Section 162(m)(4)(C) and the regulations thereunder.

     10.6. Except as otherwise determined by the Committee at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Stock Awards and Performance Stock Unit Awards for that Performance Period shall be forfeited; provided, however, that the Committee may provide in any Award agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Stock Awards and Performance Stock Unit Awards shall be waived in whole or in part in the event of termination resulting from specified causes or in the event of a change of control as defined by the Committee, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Stock Awards and Performance Stock Unit Awards.

     10.7. Each Performance Stock Award or Performance Stock Unit Award that is earned may be paid in whole Shares, or cash, or a combination of Shares and cash, as the Committee may determine at the time of grant or otherwise, as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to payment of any Performance Stock Award or Performance Stock Unit that the performance objectives and any other material terms were in fact satisfied.

     10.8. The Committee may establish terms and conditions upon which the Grantee of a Performance Stock Award or Performance Stock Unit Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which correspond, as of the record date for such dividend, to the number of Shares or units represented by such Award. Any such Dividend Equivalent shall be paid to the Grantee of the Performance Stock Award or Performance Stock Unit Award at such time or times during the Performance Period, or after the end of the Performance Period, as the Committee shall determine. Any arrangement for the payment of Dividend Equivalents shall be terminated if, under the terms and conditions established by the Committee, the Performance Stock Award or Performance Stock Unit Award is forfeited.

11.  DIVIDEND EQUIVALENTS

     The Committee is authorized to grant Dividend Equivalents to eligible employees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than free-standing Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

12.  OTHER SHARE-BASED AWARDS

     The Committee is authorized, subject to limitations under applicable law, to grant to eligible employees such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any of its Subsidiaries or affiliates or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 12 shall be purchased for such consideration, paid at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 12.

13.  NON-TRANSFERABILITY OF RIGHTS

     Except for certain transfers of Options, SARs, and Restricted Stock Awards to family members (including, without limitation, to a trust for the benefit of the Grantee's family members or to a partnership or limited liability company owned by one or more members of the Grantee's family members), charities, or pursuant to a QDRO, which the Committee in its sole discretion may permit, no Option, SAR and no rights under any Restricted Stock Award shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and, except for permitted transferees, each Option and SAR may be exercised during the lifetime of the Grantee only by the Grantee.

14.  DEATH OR TERMINATION OF EMPLOYMENT

     14.1 Subject to the provisions of the Plan, the Committee may make such provisions concerning exercise or lapse of Options or SARs on death or termination of employment as it shall in its discretion determine. No such provision shall extend the Term of an Option or SAR, nor shall any such provision permit an Option or SAR to be exercised prior to the first anniversary of the date on which it was granted, except in the event of death or termination by reason of disability.

     14.2 The effect of death or termination of employment on Shares or other amounts payable pursuant to any Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Stock Unit Award, Dividend Equivalent or Other Share-Based Award shall be stated in the applicable Award.

     14.2 Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award. The Committee may specify in the terms and conditions of an Award whether any authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

15.  PROVISIONS RELATING TO TERMINATION OF THE COMPANY'S SEPARATE EXISTENCE

     The Committee may provide that in the event that the Company is to be wholly or partly liquidated, or agrees to participate in a merger, consolidation or reorganization in which it, or an entity controlled by it, is not the surviving entity, any or all Options and SARs granted under the Plan shall be immediately exercisable in full and any or all Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards, Performance Stock Unit Awards, Dividend Equivalents and Other Share-Based Awards shall be payable immediately in full.

16.  WRITINGS EVIDENCING AWARDS

     Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of any benefits of an Award by the Grantee shall be conclusively presumed to be an assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

17.  EXERCISE OF RIGHTS UNDER AWARDS

     17.1 A person entitled to exercise an Option or SAR may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other information the Committee may prescribe.

     17.2 The notice shall be accompanied by payment in full for the purchase price of any Shares to be purchased with such payment being made in cash; shares of the Company's common stock having a Fair Market Value equivalent to the purchase price of such Shares; a combination thereof; or cashless exercise pursuant to the cashless exercise program offered by the Company. No Shares shall be issued upon exercise of an Option until full payment has been made therefor.

     17.3 The notice of exercise of an SAR shall be accompanied by the Grantee's copy of the writing or writings evidencing the grant of the SAR and the related Option.

     17.4 Upon exercise of an Option or SAR, or after grant of any other type of Award but before a distribution in satisfaction thereof, the Grantee may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

     17.5 All notices or requests provided for herein shall be delivered to the Secretary of the Company.

18.  EFFECTIVE DATE OF THE PLAN AND DURATION.

     18.1 The Plan shall become effective on March 1, 2002, subject to stockholder approval at the 2002 Annual Meeting of Stockholders of the Company.

     18.2 No Awards may be granted under the Plan on or after March 1, 2012 although the terms of any Award may be amended at any time prior to the end of its Term in accordance with the Plan.

19.  DATE OF AWARD

     The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such later date as shall be specified by the Committee in connection with its determination.

20.  STOCKHOLDER STATUS

     No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

21.  POSTPONEMENT OF EXERCISE

     The Committee may postpone any exercise of an Option or SAR or the distribution of Shares under any other Award for such time as the Committee in its discretion may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option or an SAR or distributable in satisfaction of any other type of Award under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares, or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to recognize the exercise of an Award to sell or issue shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the Term of any Award. Neither the Company nor its directors or officers shall have any obligation or liability to the Grantee of an Award, to the Grantee's Successor or to any other person with respect to any Shares as to which the Option or SAR shall lapse because of such postponement or as to which issuance under any other Award was delayed.

22.  TERMINATION, SUSPENSION, MODIFICATION OR AMENDMENT OF PLAN

     The Board may at any time terminate, suspend, modify or amend the Plan, except that the original per share option price of each option grant; the maximum number of Shares with respect to which any form of award may be granted during any calendar year to any one Grantee of 500,000 Shares; and the maximum total amount of Shares which can be awarded in any form other than Options and SARs of 200,000 Shares may not be modified, except for modification under the circumstances outlined in Paragraph 23 below, without stockholder approval. However, no termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right. Any member of the Board who is an officer or employee of the Company or a Subsidiary shall be without vote on any proposed amendment to the Plan, or on any other matter which might affect that member's individual interest under the Plan.

23.  ADJUSTMENT FOR CHANGES IN CAPITALIZATION

     Any increase in the number of outstanding Shares of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately in an increase in the aggregate number of Shares then available for the grant of Awards under the Plan, or becoming available through the termination, surrender or lapse of Awards previously granted but unexercised, and in the number of Shares subject to Awards then outstanding; and a proportionate reduction shall be made in the per share option price as to any outstanding Options. Any fractional shares resulting from such adjustment shall be eliminated. In the event that the Board shall determine that any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event affects the Shares (other than those considered above) such that an adjustment is appropriate in order to prevent dilution or enlargement of rights of participants, then the Board shall make such adjustment in the number and kind of shares that may thereafter be issued under the Plan and in the number and kind of shares remaining subject to Awards then outstanding and in the per share option price as the Board in its discretion may consider appropriate to reflect such transaction or event, and all such adjustments shall be conclusive upon all persons.

24.  DELIVERY OF SHARES IN LIEU OF CASH INCENTIVE AWARDS

     24.1 Any employee otherwise eligible for an Award under the Plan who is eligible to receive a cash incentive payment from the Company under any management incentive plan may make application to the Committee in such manner as may be prescribed from time to time by the Committee, to receive Shares from the Plan in lieu of all or any portion of such cash payment.

     24.2 The Committee may in its discretion honor such application by delivering Shares from the Plan to such employee equal in Fair Market Value to that portion of the cash payment otherwise payable to the employee under such incentive plan for which a Share delivery is to be made in lieu of cash payment.

     24.3 Any Shares delivered to employees under the Plan in lieu of cash incentive payments shall come from the aggregate number of Shares authorized for use by the Plan and shall not be available for any other Awards under the Plan.

     24.4 Such applications and such delivery of Shares shall not be permitted on or after March 1, 2012.

25. LOANS

     25.1 The Company may make loans to Grantees for the sole purpose of exercising Option Awards under the Plan and meeting the Federal tax consequences of such exercise. Such loans shall be subject to the terms and conditions established by the Committee from time to time which shall in all cases include those specific items contained in this Section 25 as well as such other items as may be established by the Committee.

     25.2 No loan shall exceed the exercise price of the option to be exercised plus the amount of Federal income taxes reasonably estimated to be due at the exercise of the option or within the next following seven month period.

     25.3 No loan shall have a term exceeding five years subject to renewal at the discretion of the Committee. Notwithstanding any other terms of the loan, each loan shall be fully due and payable on the loan recipient's termination of employment, except that in the case of termination due to disability, the Committee at its discretion may extend the terms of the loan beyond termination.

     25.4 Interest shall be charged on the loan with a rate established by the Committee but in no case less than an amount equal to any dividends payable during the term of the loan on the Shares being purchased by the Grantee at the exercise of the Option. Such minimum interest rate shall be determined by dividing the dividends paid on such Shares during the preceding twelve months by the Option price for such Shares.

     25.5 If such a loan is made to a Grantee, the Company shall not deliver a certificate or any shares purchased with the loan proceeds, until such time as the loan is repaid.

26.  NO-UNIFORM DETERMINATION

     The Committee's determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards, the terms and provisions of Awards and the written material evidencing such Awards, the grant of additional benefits in connection with any Award, and the granting or rejecting of loans or applications for delivery of stock in lieu of cash bonus or incentive payments need not be uniform and may be made selectively among otherwise eligible employees, whether or not such employees are similarly situated.

27.  TAXES

     The Company is authorized to pay or withhold the amount of any tax attributable to any amounts payable under any Awards, and the Company may defer making payment of any Award if any such tax, charge or assessment may be pending until indemnification to its satisfaction. This authority shall include authority to withhold or receive Shares and to make cash payments in respect thereof in satisfaction of an individual's tax obligations.

28.  TENURE

     An employee's right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that he is a participant under this Plan. At the sole discretion of the Committee, an employee terminated for cause may be required to forfeit all of his rights under the Plan, except as to Options or SARs already exercised and any other Awards in which the Grantee has already vested.

29.  APPLICATION OF PROCEEDS

     The proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes.

30.  OTHER ACTIONS

     Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

31.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

                                   EXHIBIT B

                               YELLOW CORPORATION
                           EXECUTIVE PERFORMANCE PLAN

1.  PURPOSE

     The Yellow Corporation Executive Performance Plan is designed to foster in qualified executive personnel of Yellow Corporation and its subsidiaries a strong incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

2.  DEFINITIONS

     When used herein, the following terms shall have the meaning set forth below:

     2.1.  "Award" shall mean a Cash-Based or Stock-Based Award made pursuant to
           Section 6 of the Plan.

     2.2.  "Board" means the Board of Directors of Yellow Corporation.

     2.3. "Cash-Based Award" means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan, and subject to performance objectives and such other limitations and restrictions as the Plan and the Committee impose, a range of cash amounts specified by the Committee.

     2.4. "Committee" means the members of the Board's Compensation Committee who are non-employee directors as defined in Rule 16b-3 of the Securities and Exchange Commission as it exists on the effective date of the Plan or as subsequently amended or interpreted and are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 and the regulations thereunder.

     2.5.  "Company" means Yellow Corporation.

     2.6. "Executive Officers" means such officers as the Board annually designates as "officers" pursuant to Section 16(a) of the Securities and Exchange Act of 1934.

     2.7 "Fair Market Value" means with respect to the Company's Shares the closing price of the Shares as reported by NASDAQ or if the closing price is not reported, the bid price of the Shares as reported by NASDAQ on the date on which the value is to be determined or, if the stock did not trade on that date, the next preceding date on which such stock traded.

     2.8 "IRC '86" means the Internal Revenue Code of 1986, as in effect as of the effective date of the Plan or as thereafter amended, and applicable regulations.

     2.9  "Participant" means a person to whom an Award is made.

     2.10 "Performance Period" means the period established by the Committee in connection with an Award pursuant to Section 6.2.

     2.11 "Plan" means the Company's Executive Performance Plan.

     2.12 "QDRO" means a qualified domestic relations order as defined by IRC '86 or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     2.13 "Shares" means shares of the Company's common stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

     2.14 "Stock-Based Award" means the award of an Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Stock, Performance Stock Unit, Dividend Equivalent or Other Share-Based Award, as all such terms are defined in the Company's 2002 Stock Option and Share Award Plan.

     2.15 "Subsidiary" means any business, whether or not incorporated, in which the Company, at the time an Award is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

     2.16 "Successor" means the legal representative of the estate of a deceased Participant or the person or persons who shall acquire the right to receive distributions payable pursuant to the terms of an Award, by bequest or inheritance or by reason of the death of the Participant, as provided in accordance with Section 8 hereof.

3.  ADMINISTRATION OF THE PLAN

     3.1 The Plan shall be administered by the Committee.

     3.2 The Committee shall have plenary authority, subject to the provisions of the Plan, to determine when and to whom Awards shall be granted, and the terms or conditions of each such Award. The Committee shall determine whether an Award shall be a Cash-Based Award, a Stock-Based Award, or a combination thereof. The Committee may grant such additional benefits in connection with any Award as it deems appropriate. The terms and conditions of a particular Award and any additional benefits granted in connection with any Award need not be the same, even as to Awards made at the same time. The Committee's actions in making Awards and fixing their size and other terms and conditions and in granting any additional benefits in connection with any Award shall be conclusive on all persons.

     3.3 The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Participants, all Successors, and any other persons, whether that person is claiming under or through any Participant or otherwise.

     3.4 The Committee shall regularly inform the Board as to its actions with respect to all Awards under the Plan and the terms and conditions of such Awards in a manner, at such times, and in such form as the Board may reasonably request.

4.  ELIGIBILITY

     Awards may be made under the Plan only to the Company's Executive Officers and to employees at the President and Senior Vice President level of its subsidiaries. Awards may be made to eligible employees whether or not they have received prior Awards, under the Plan or under any previously adopted plan, and whether or not they are participants in other benefit plans of the Company. In making a determination concerning the granting of Awards to eligible employees, the Committee may take into account the nature of the services they have rendered or that the Committee expects they will render, their present and potential contributions to the success of the business, the number of years of effective service they are expected to have and such other factors as the Committee in its sole discretion shall deem relevant.

5.  GRANTS UNDER 2002 STOCK OPTION AND SHARE AWARD PLAN; PLAN MAXIMUMS

     5.1 Stock-Based Awards shall be granted under the Company's 2002 Stock Option and Share Award Plan and shall be subject to the terms, conditions and limitations of such Plan as well as the applicable provisions of this Plan.

     5.2 Subject to adjustment as provided in Section 16 below, the maximum number of Shares with respect to Stock-Based Awards may be granted during any calendar year to any Participant under the Plan shall be 500,000 Shares.

     5.3 The maximum dollar amount that may be paid in respect of any Participant during any calendar year under any Cash-Based Awards shall in the aggregate not exceed $5,000,000.

6.  AWARDS

     6.1 Awards may be granted to the Participants in such amounts and at such times during the Performance Period as the Committee shall determine. The Committee shall determine in its sole discretion whether Awards made to a Participant under the Plan shall be Cash-Based Awards, Stock-Based Awards or a combination thereof.

     6.2 The Committee shall determine a Performance Period and shall determine the performance objectives for each Award prior to the beginning of the Performance Period. The performance objectives may vary from Participant to Participant, and shall be based on such one or more of the following performance criteria as the Committee may deem appropriate: return on capital, total stockholder return, earnings, earnings per share, operating income, net income, pro forma net income, return on stockholders' equity, return on designated assets, net asset value, economic value added, revenues, expenses, operating profit margin, operating cash flow, cash flow per share, and net operating profit after taxes. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary, or of a division or unit of any of the foregoing. Such performance objectives shall involve specific or relative performance measures in relation to a peer group of companies and/or broad-based market index. Performance Periods may overlap, and Participants may participate simultaneously with respect to Awards for which different Performance Periods are prescribed.

     6.3 At the beginning of a Performance Period, the Committee shall determine for each Participant or group of Participants with respect to that Performance Period (i) the range of number of Shares and type of stock awarded in the case of Stock-Based Awards and (ii) the range of dollar values, if any, in the case of Cash-Based Awards, which shall be paid to a Participant as an Award if the relevant measure of performance for the Performance Period is met.

     6.4 If, during the course of a Performance Period, there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of IRC '86 Section 162(m)(4)(C) and the regulations thereunder. The Committee shall also have discretion to reduce all or any Awards previously granted under the Plan in consideration of factors that the Committee believes may apply to the Company in general or individual Participants under the Plan.

     6.5 Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Awards for that Performance Period shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Awards will be waived in whole or in part in the event of terminations resulting from specified causes or in the event of a change of control as defined by the Committee, and the Committee may in other cases waive in whole or in part the forfeiture of Awards.

     6.6 At the end of the Performance Period, the Committee shall determine the extent to which each outstanding Award granted for that Performance Period (other than any Award that was previously forfeited) has been earned on the basis of the performance objectives applicable to the Award. In the case of a Cash-Based Award, the portion of the Award, if any, that the Committee determines to have been earned shall be paid out in a lump sum cash payment as soon as practicable after the determination has been made by the Committee. In the case of a Stock-Based Award, the portion of the Award, if any, that the Committee determines to have been earned shall be paid out in a number of Shares, or Options and SARs in the case of Options and SARs, respectively covered by the Stock-

Based Award so earned as soon as practicable after the later of (i) the determination of the portion earned has been made by the Committee or (ii) the date on which the Participant's employment with the Company and its Subsidiaries terminates for any reason. The Committee must certify in writing prior to payment under any Award that the performance objectives and any other material items were in fact satisfied.

     6.7 The Committee may determine that a Participant who is awarded a Stock-Based Award involving forms of stock other than Options and SARs shall be entitled to receive any dividends payable with respect to the Shares covered by such Stock-Based Award during the period that such Award remains outstanding.

     6.8 The Committee may establish terms and conditions under which a Participant who is awarded a Performance Stock Unit or Restricted Stock Unit Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares corresponding in number as of the record date for such dividend, to the number of Performance Stock Units or Restricted Stock Units covered by such Award. Any such dividend equivalent shall be paid to the Participant holding such award at such time or times during such period as the dividends would have been paid if he had owned the corresponding Shares. Any arrangement for the payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the Performance Stock Unit or Restricted Stock Unit Award is forfeited.

     6.9 After grant of a Stock-Based Award but before a distribution of Shares in satisfaction thereof, the Participant may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Participant and another person as joint tenants with right of survivorship or as tenants in common.

     6.10 The Committee may give Participants who meet such conditions as may be prescribed by the Committee the right to convert outstanding Performance or Restricted Stock Awards and/or Performance Stock Unit or Restricted Stock Unit Awards into a right to receive a cash payment in an amount determined by calculating the Fair Market Value of the Shares covered by such Award at the time of the conversion and then adjusting for the equivalent of earnings and losses thereafter based on such investment measures or measures as may be designated by the Committee (but such cash payment shall be made only to the extent such payment is earned on the basis of any performance objectives applicable to the Award).

7.  NON-TRANSFERABILITY OF RIGHTS

     Except for certain transfers of Options, SARs and Restricted Stock Awards to family members (including, without limitation, to a trust for the benefit of the Participant's family members or to a partnership or limited liability company owned by one or more members of the Participant's family members), charities, or pursuant to a QDRO, which the Committee in its sole discretion may permit, no Option, SAR and no rights under any Restricted Stock Award shall be transferable by the Participant otherwise than by will or the laws of descent and distribution, and, except for permitted transferees, each Option and SAR may be exercised during the lifetime of the Participant only by the Participant.

8.  DEATH OR TERMINATION OF EMPLOYMENT

     8.1 The effect of death or termination of employment on any Award shall be stated in the Award.

     8.2 Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award. The Committee may specify in the terms and conditions of an Award whether any authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

9.  PROVISIONS RELATING TO TERMINATION OF THE COMPANY'S SEPARATE EXISTENCE

     The Committee may provide that in the event that the Company is to be wholly or partly liquidated, or agrees to participate in a merger, consolidation or reorganization in which it, or an entity controlled by it, is not the surviving entity, any or all Awards granted under the Plan shall be immediately payable or exercisable in full.

10.  WRITINGS EVIDENCING AWARDS

     Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Participant. The writing shall set forth the nature and size of the Award, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of any benefits of an Award by the Participant shall be conclusively presumed to be an assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Participant.

11. EFFECTIVE DATE OF THE PLAN AND DURATION.

     The Plan shall become effective on March 2, 2002.

12.  DATE OF AWARD

     The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such later date as shall be specified by the Committee in connection with its determination.

13.  STOCKHOLDER STATUS

     No person shall have any rights as a stockholder by virtue of the grant of a Performance Stock Unit or Restricted Stock Unit Award under the Plan except with respect to Shares actually issued to that person.

14.  POSTPONEMENT OF EXERCISE

     The Committee may postpone any exercise of an Option or SAR or the distribution of Shares under any other Stock-Based Award for such time as the Committee in its discretion may deem necessary in order to permit the Company
(i) to effect or maintain registration of the Plan or the Shares issuable pursuant to such Award under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares, or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to issue shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the term of an Award. Neither the Company nor its directors or officers shall have any obligation or liability to the Participant, to the Participant's Successor or to any other person with respect to any Shares as to which the Award shall lapse because of such postponement.

15.  TERMINATION, SUSPENSION, MODIFICATION OR AMENDMENT OF PLAN

     The Board may at any time terminate, suspend, modify or amend the Plan without stockholder approval, except that the maximum number of Shares with respect to Stock-Based Awards that may be granted during any calendar year to any Participant of 500,000 Shares and the maximum dollar amount that may be paid in respect of any Participant during any calendar year under any Cash-Based Awards in the aggregate of $5,000,000 may not be modified, except under the circumstances outlined in Paragraph 16 below, without stockholder approval. However, no termination, suspension or modification of the Plan shall adversely affect any right acquired by any Participant or any Successor under an Award granted before the date of such termination, suspension or modification, unless such Participant or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for in
Section 16 below
does not adversely affect any such right. Any member of the Board who is an officer or employee of the Company or a Subsidiary shall be without vote on any proposed amendment to the Plan, or on any other matter which might affect that member's individual interest under the Plan.

16.  ADJUSTMENT FOR CHANGES IN CAPITALIZATION

     Any increase in the number of outstanding Shares of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately in an increase in the aggregate number of Shares then available for the grant of Stock-Based Awards under the Plan, or becoming available through the termination, surrender or lapse of awards previously granted but unexercised and in the number of Shares subject to Stock-Based Awards then outstanding; and a proportionate reduction shall be made in the per share option price as to any outstanding Options. Any fractional shares resulting from such adjustment shall be eliminated. In the event that the Board shall determine that any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event (other than those considered above) affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of a Participant under a Stock-Based Award, the Board shall make such adjustment in the number and kind of shares issuable under the Plan and in the number or kind of shares remaining subject to Stock-Based Awards then outstanding as the Board in its discretion may consider appropriate to reflect such change in capitalization, and all such adjustments shall be conclusive upon all persons.

17.  NO-UNIFORM DETERMINATION

     The Committee's determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards (i.e. Cash-Based Awards, Stock-Based Awards), the terms and provisions of Awards and the written material evidencing such Awards, and the grant of additional benefits in connection with any Award, need not be uniform and may be made selectively among otherwise eligible employees, whether or not such employees are similarly situated.

18.  TAXES

     The Company is authorized to pay or withhold the amount of any tax attributable to any amounts payable under any Awards, and the Company may defer making payment of any Award if any such tax, charge or assessment may be pending until indemnification to its satisfaction. This authority shall include authority to withhold or receive Shares and to make cash payments in respect thereof in satisfaction of an individual's tax obligations.

19.  TENURE

     An employee's right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that he or she is a Participant under this Plan. At the sole discretion of the Committee, an employee terminated for cause may be required to forfeit all of his or her rights under any Awards for which the Performance Period has not yet ended.

20.  AWARDS UNDER OTHER PLANS

     Nothing in this Plan shall limit in any way the right of the Company or the Committee to make awards under any other plan of the Company or any Subsidiary, including without limitation, awards under the Yellow Corporation 2002 Stock Option and Share Award Plan or any successor plan.

21.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

                               YELLOW CORPORATION
                                     PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 18, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints WILLIAM D. ZOLLARS, HOWARD M. DEAN AND WILLIAM L. TRUBECK, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Yellow Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Yellow Corporation, to be held at Company's General Office, 10990 Roe Avenue, Overland Park, Kansas on Thursday, April 18, 2002, at 9:30 a.m., and at any adjournments thereof.

     If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said Proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.


          (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)



--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

           YOU CAN NOW ACCESS YOUR YELLOW CORPORATION ACCOUNT ONLINE.

Access your Yellow Corporation shareholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, agent for Yellow Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

      - View account status             - View payment history for dividends
      - View certificate history        - Make address changes
      - View book-entry information     - Obtain a duplicate 1099 tax form
                                        - Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM
                AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS - ESTABLISH A PIN          |  STEP 2: LOG IN FOR ACCOUNT ACCESS       |   STEP 3: ACCOUNT STATUS SCREEN
                                                    |                                          |
You must first establish a Personal Identification  |  You are now ready to log in. To access  |   You are now ready to access your
Number (PIN) online by following the directions     |  your account please enter your:         |   account information. Click on the
provided in the upper right portion of the web      |                                          |   appropriate button to view or
screen as follows. You will also need your Social   |  - SSN                                   |   initiate transactions.
Security Number (SSN) available to establish a PIN. |  - PIN               ------              |
                                                    |  - Then click on the Submit button       |   - Certificate History
INVESTOR SERVICEDIRECT(SM) IS CURRENTLY ONLY        |                      ------              |   - Book-Entry Information
AVAILABLE FOR DOMESTIC INDIVIDUAL AND JOINT         |  If you have more than one account,      |   - Issue Certificate
ACCOUNTS.                                           |  you will now be asked to select the     |   - Payment History
                                                    |  appropriate account.                    |   - Address Change
- SSN                                               |                                          |   - Duplicate 1099
- PIN               -------------                   |                                          |
- Then click on the Establish PIN button            |                                          |
                    -------------                   |                                          |
Please be sure to remember you PIN, or maintain     |                                          |
it in a secure place for future reference.          |                                          |


                                        FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                                                 9AM-7PM MONDAY-FRIDAY EASTERN TIME

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.    Please mark
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.                                               your votes as
                                                  ---                                                              indicated in  [X]
                                                                                                                   this example
1. ELECTION OF DIRECTORS                                  Nominees -- 01 Cassandra C. Carr, 02 Howard M. Dean,
                                                          03 Dennis E. Foster, 04 Richard C. Green, Jr., 05 John C. McKelvey,
        FOR all nominees            WITHHOLD              06 William L. Trubeck, 07 Carl W. Vogt, 08 William D. Zollars
       listed (except as           AUTHORITY
         marked to the           to vote for all          (To withhold authority to vote for any individual nominee, write that
    contrary to the right).        nominees.              nominee's name on the line provided below.)

             [ ]                     [ ]                  --------------------------------------------------------------------
                                                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES LISTED.
2. PROPOSAL TO APPROVE THE ADOPTION
   of the 2002 Stock Option and Share Award Plan.
   The Board of Directors recommends a vote FOR           3. PROPOSAL TO APPROVE the Company's Annual
   proposal 2.                                               Cash Incentive Compensation, or Bonus, Program.
                                                             The Board of Directors recommends a vote FOR
          FOR        AGAINST       ABSTAIN                   proposal 3.
          [ ]          [ ]           [ ]
                                                                    FOR        AGAINST       ABSTAIN
                                                                    [ ]          [ ]           [ ]

                                                          4. PROPOSAL TO APPROVE the Company's Executive Performance
                                                             Plan.

                                                             The Board of Directors recommends a vote FOR proposal 4.

                                                                    FOR        AGAINST       ABSTAIN
                                                                    [ ]          [ ]           [ ]

                                                          5. PROPOSAL TO APPROVE THE APPOINTMENT of Arthur Andersen LLP
                                                             as independent public accountants of the Corporation for 2002.
                                                             The Board of Directors recommends a vote FOR proposal 5.

                                                                    FOR        AGAINST       ABSTAIN
                                                                    [ ]          [ ]           [ ]

                                                          6. OTHER BUSINESS: In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                                                                        CONFIDENTIAL VOTE   [ ]
                                                                                               REQUESTED:

                                                          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                          PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


SIGNATURE                                         SIGNATURE                                        DATE
          ---------------------------------------           --------------------------------------      ----------------------------

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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